As filed with the Securities and Exchange Commission on January 21, 2003

                                                     Registration No. 33-_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                P.D.C.INNOVATIVE INDUSTRIES, INC. (Exact name of
                ------------------------------------------------
                     Registrant as specified in its charter)

     Nevada                                                      65-0789306
     ------                                                      ----------
(State or other                                                (I.R.S. Employer
jurisdiction of                                                Identification
incorporation or organization)                                 No.)



               3838 N.W. 126th Avenue, Coral Springs,Florida 33065
               ---------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                    Employee and Consultant Compensation Plan
                    -----------------------------------------
                            (Full title of the plan)

        Michael Hiler, 3838 NW 126th Avenue, Coral Springs, Florida 33065
        -----------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  954-341-0092
                                  ------------
          (Telephone Number, including Area Code of Agent for Service)

                                 With a copy to:
                        Kipnis Tescher Lippman & Valinsky
                      100 Northeast Third Avenue, Suite 610
                       Fort Lauderdale, Florida 33301-1165
                          Attention: Jay Valinsky, Esq.

                         CALCULATION OF REGISTRATION FEE

Title of
Securities        Amount to   Proposed Maximum  Proposed Maximum     Amount of
to be              be        Offering price   Aggregate Offering  Registration
Registered      Registered    Per Share (1)       Price (1)           Fee
----------      ----------    -------------       ---------        ---------

Common Stock,
$.001
par value       1,100,000        $.028            $ 30,800            $(1)


                                                       TOTAL          $ 2.83


(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c).

                                     PART I.



         In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8. Information required by Part I (Items 1 and 2) will, to the extent applicable, be included in documents sent or given to employees pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.
-------           ----------------------------------------

         The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

         (a) The Registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either
(1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or
(2) the Registrant's effective registration statement on Form 10 or 20 F filed und er the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

         (c) The description of the Common Stock of the Company which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES
-------           -------------------------

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL
-------           --------------------------------------

         Not applicable in accordance with Instruction to Item 509 of Regulation S-B.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------           -----------------------------------------

         As permitted by the Nevada Colorado General Corporation Law, under the Company's Articles of Incorporation, as amended, the Company shall indemnify each present and future officer of the Company and each person who serves at the request of the Company as an officer or director of any other corporation, whether or not such person is also an officer or director of the Company, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise of settlements and amounts for services of counsel and other related expenses, which may be incurred by or imposed on him or her in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he or she may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or her or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, liabilities, except such costs, expenses or liabilities as shall relate to maters as to which he or she shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his or her negligence, or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of his or her negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit or the heirs, executors, administrators and assigns of each officer or director. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED
-------           -----------------------------------

         Not Applicable.


ITEM 8.           EXHIBITS
-------           --------

        Item No.                              Description
        --------                              -----------

         4.1 Copy of the Resolution of the Board of Directors dated January 17, 2003.

         5 Opinion dated January 17, 2003 of Kipnis Tescher Lippman & Valinsky, P.A. relating to the issuance of shares of common stock pursuant to the Resolution of the Board of Directors dated January 17, 2003.

         23.1              Consent of Kipnis Tescher Lippman & Valinsky, P.A.
                           included in the Opinion filed as Exhibit 5 hereto.

         23.2 Consent of Margolies, Fink and Wichrowski, Independent Certified Public Accountants.

ITEM 9.           UNDERTAKINGS
-------           ------------

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (c) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, Florida on this 20th day of January, 2003.


                                         P.D.C. INNOVATIVE INDUSTRIES, INC.

                                         By:/s/ Michael Hiler
                                            ------------------------
                                                Michael Hiler, Chief
                                                Executive Officer

         Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                     Title                           Date
                                     -----                           ----

/s/ Sandra Sowers              Director, Principal              January 20, 2003
------------------------       Financial and Accounting
Sandra Sowers                  Officer, President


/s/ Fern Marlene Kennedy       Director                         January 20, 2003
------------------------
Fern Marlene Kennedy

/s/ Michael Hiler              Chief Executive Officer,         January 20, 2003
------------------------       Principal Executive
Michael Hiler                  Officer

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------

  4.1             Copy of the Resolution of the Board of
                  Directors dated January 17, 2003

  5 Opinion dated January 17, 2003 of Kipnis Tescher Lippman & Valinsky, P.A. relating to the issuance of shares of Common Stock pursuant to the Resolution of the Board of Directors dated January 17, 2003

  23.1            Consent of Kipnis Tescher Lippman & Valinsky, P.A.
                  included in the Opinion filed as Exhibit (5) hereto

  23.2 Consent of Margolies, Fink and Wichrowski, Independent Certified Public Accountants.